SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 23, 2004
Date of Report (Date of earliest event reported)

WESTCOAST HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington		91-1032187
(State or Other Jurisdiction of Incorporation)	001-13957 (Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)

(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

This Amendment No. 1 to the current report on Form 8-K filed by WestCoast Hospitality Corporation (the “Company”) on November 29, 2004 is being filed to furnish a corrected version of the press release furnished pursuant to Item 9.01 of the original Form 8-K.

Item 7.01 Regulation FD Disclosure

In connection with the approval of the plan for the disposition of the properties disclosed in Item 2.05 of this current report, the Company has issued a press release, a copy of which is furnished pursuant to Item 9.01 of this current report and incorporated herein by this reference. The press release discusses the Company’s plan to invest $40 million to accelerate the Company’s ongoing program to improve the quality of Red Lion Hotels by increasing customer comfort, freshening décor and modernizing with new technology. The press release also notes that certain of the Company’s senior executives will be participating in the Friedman Billings Ramsey 11th Annual Investor Conference on Tuesday, November 30, 2004. As part of this conference, these senior executives will be conducting a presentation in which they will discuss the Company’s investment plan. The presentation will be at 5 PM Eastern Time and can be accessed by the public via webcast at the following website address: http://wsw.com/webcast/fbr7/weh.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated November 29, 2004 (corrected)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCOAST HOSPITALITY CORPORATION
Dated: November 29, 2004	By:	/s/ Arthur M. Coffey
Arthur M. Coffey
President and Chief Executive Officer

Exhibit No.	Exhibit
99.1	Press Release dated November 29, 2004 (corrected)